Exhibit 4-4(b)

AMENDMENT NO. 1

TO

FIRSTENERGY CORP. SAVINGS PLAN

(Restated as of January 1, 2017)

This Amendment No. 1 is made by FIRSTENERGY CORP., an Ohio corporation (hereinafter called the “Company”);

WITNESSETH:

WHEREAS, effective January 1, 2017, the Company amended and restated the FirstEnergy Corp. Savings Plan (hereinafter called the “Plan”); and

WHEREAS, pursuant to Section 18.1 of the Plan, the Company reserved the right to make amendments to the Plan; and

WHEREAS, it is the desire of the Company to amend the definitions of Qualified Nonelective Contributions and Qualified Matching Contributions, and to permit forfeitures to be used for Qualified Nonelective Contributions and Qualified Matching Contributions for consistency with, and as permitted by, proposed amendments to Treasury Regulation sections 1.401(k)-6 and 1.401(m)-5, to revise rules regarding automatic enrollments, to revise and clarify rules regarding Rollover Contributions, to revise and clarify rules regarding distributions to a beneficiary upon the death of a Member and to make other various and miscellaneous revisions to the Plan;

NOW, THEREFORE, in consideration of the foregoing and effective as of January 1, 2018 unless stated otherwise below, the Company hereby amends the Plan, as follows:

1.        Subsection (a) of Section 2.2 of the Plan is amended by the deletion of paragraphs (ii) and (iii) in their entirely, the substitution in lieu thereof of new paragraphs (ii) and (iii), and the addition of a new paragraph (iv) all to read as follows:

“(ii)	Matching Contributions that exceed the product of the Non-highly Compensated Employee’s Testing Compensation and the greater of:

(A)	5%, or

(B)

two times the Plan’s “representative contribution rate” which rate is the lowest applicable contribution rate of any eligible Non-highly Compensated Employee among a group of eligible Non-highly Compensated Employees that consists of half of all eligible Non-highly Compensated Employees for the applicable Plan Year or, if greater, the lowest applicable contribution rate of any eligible Non-highly Compensated Employee in the group of all eligible Non-highly Compensated Employees for the Plan Year and who is employed by a Participating Company on the last day of the Plan Year; and

(iii)	Deferred Contributions, Deferred Cafeteria Plan Contributions and Roth Elective Contributions that are taken into account for the Actual Deferral Percentage test; and

(iv)	Qualified Nonelective Contributions and Qualified Matching Contributions that are taken into account for the Actual Deferral Percentage test.”

2.        Subsection (a) of Section 2.6 of the Plan is amended by the deletion of such subsection in its entirety and the substitution in lieu thereof of a new subsection (a) to read as follows:

“(a)      Automatic Contribution of Deferred Contributions shall be made as follows:

(i)	For Members covered by a Constituent Plan, the Automatic Contribution shall be the contribution amount set forth in the Constituent Plan.

(ii)

For Members not covered by a Constituent Plan and hired prior to May 1, 2007, the Automatic Contribution shall be two percent (2%) of a Member’s Compensation but excluding from Compensation for this purpose all Cafeteria Plan Amounts.

(iii)

For U-3 Participants eligible to participate in the Plan prior to January 1, 2009, the Automatic Contribution shall be two percent (2%) of a Member’s Compensation but excluding from Compensation for this purpose all Cafeteria Plan Amounts.

(iv)         For all Members not described in paragraphs (i), (ii) or (iii) above and hired prior to January 1, 2018, the Automatic Contribution shall be:

(A)      three percent (3%) of a Member’s Compensation (but excluding for this purpose all Cafeteria Plan Amounts) for the period beginning on the first day of his or her automatic enrollment under Section 3.3 and ending on the March 31 of the Plan Year following such date;

(B)      for the twelve-month period beginning on the April 1 immediately following the period described in subparagraph (A) and for each additional twelve-month period then following, a one percent (1%) increase to the percentage for the prior period, but, effective January 1, 2013, not to exceed the greatest percentage of Compensation (but excluding for this purpose all Cafeteria Plan Amounts) that is matched by the Company pursuant to Section 5.2; provided, however, if the increase to four percent (4%) is to otherwise occur within six (6) months of the first day of his or her automatic enrollment, such increase to four percent (4%) shall not be made until the second April 1 following the period described in subparagraph (A).

(v)       For all Members not described in paragraphs (i), (ii), (iii) or (iv) above and hired on or after January 1, 2018, the Automatic Contribution shall be:

(A)      the maximum permitted Basic Contribution rate as set forth in Section 4.1 for the period beginning on the first day of his or her automatic enrollment under Section 3.3 and ending on the March 31 of the Plan Year following such date;

(B)      for the twelve-month period beginning on the April 1 immediately following the period described in subparagraph (A) and for each additional twelve-month period then following, a one percent (1%) increase to the percentage for the prior period, but, not to exceed ten percent (10%) of Compensation (but excluding for this purpose all Cafeteria Plan Amounts); provided, however, if the first one percent (1%) increase to the maximum Basic Contribution rate is to otherwise occur within six (6) months of the first day of his or her automatic enrollment, such one percent (1%) increase shall not be made until the second April 1 following the period described in subparagraph (A).”

3.      Section 2.53 of the Plan is amended by the deletion of such Section in its entirety and the substitution in lieu thereof of a new Section 2.53 to read as follows:

“2.53  ‘Qualified Matching Contributions’ means employer contributions made to the Plan by a Participating Company on account of a Member’s Deferred Contribution, Roth Elective Contribution or Non-deferred Contribution. Qualified Matching Contributions are nonforfeitable when they are allocated to a Member’s Qualified Matching Contributions Subaccount and are only distributable upon death, Disability, Severance from Employment, attainment of age 59 1⁄2 or termination of the Plan after they are allocated to a Member’s Qualified Matching Contributions Subaccount.”

4.      Section 2.54 of the Plan is amended by the deletion of such Section in its entirety and the substitution in lieu thereof of a new Section 2.54 to read as follows:

“2.54  ‘Qualified Nonelective Contributions’ means contributions made by a Participating Company other than Matching Contributions, Qualified Matching

Contributions or profit sharing contributions made under Section 5.3. Qualified Nonelective Contributions are nonforfeitable when they are allocated to a Member’s Qualified Nonelective Contributions Subaccount and are only distributable upon death, Disability, Severance from Employment, attainment of age 59 1⁄2 or termination of the Plan after they are allocated to a Member’s Qualified Nonelective Contributions Subaccount.”

5.      Effective as of April 1, 2017, Section 4.7 of the Plan is amended by the deletion of such Section in its entirety and the substitution in lieu thereof of a new Section 4.7 to read as follows:

“4.7     Rollover Contributions.

(a)	Subject to the rules and requirements of this Section:

(i)	any Employee may make a Rollover Contribution to the Plan in cash; and

(ii)

any Member who is not an Employee may make a Rollover Contribution to the Plan in cash from the FirstEnergy Corp. Master Pension Plan if such Member’s benefit commencement date under the FirstEnergy Corp. Master Pension Plan is no later than the first of the month following the Member’s termination of employment.

(b)	An Employee or Member shall provide all information and documents requested by the Administrator or its representative in order to effectuate and properly administer the Rollover Contribution.

(i)	If the Employee or Member makes no investment election, he or she shall be deemed to have made an election to have his or her Rollover Contribution invested in the Default Investment Fund.

(ii)	If the Employee does not provide a beneficiary designation, the beneficiary shall be the default beneficiary listed in Section 14.3.

(c)	A Rollover Contribution from any annuity contract or qualified plan must:

(i)

be contributed to the Plan in either a direct rollover from the other plan, or a rollover of the amount distributed from the other plan on or before the 60th day after the day on which the Employee or Member received such distribution, unless such 60-day requirement is waived by the Secretary of the Treasury; and

(ii)	have a maximum amount that does not exceed the fair market value of all the property received in such distribution as adjusted by Code Section 402(c)(6).

(d)	A Rollover Contribution of an amount received from an Employee’s individual retirement account qualified under Code Section 408 must:

(i)

be contributed to the Plan through a direct rollover of the entire amount held in such individual retirement account or a rollover of the amount distributed from the individual retirement account on or before the 60th day after the day on which the Employee received such distribution, unless such 60-day requirement is waived by the Secretary of the Treasury;

(ii)	not include any amount attributable to any source other than a previous rollover contribution to the individual retirement account from a qualified pension, profit sharing or stock bonus plan meeting the requirements of Code Section 401(a) or a qualified annuity plan meeting the requirements of Code Section 403(a); and

(iii)

include only the portion of the individual retirement account includible in gross income at the time of distribution from the individual retirement account determined without regard to Code Section 402(c)(1).

(e)

The Administrator shall also accept amounts described in the preceding subsections as a Rollover Contribution which an Employee receives as the surviving Spouse of an individual who participated in the other plan or arrangement.

(f)

Rollover Contributions shall be credited to the Employee’s Rollover Contribution Subaccount except that any amounts attributable to a designated Roth account shall be credited to the Employee’s Roth Rollover Contributions Subaccount. The Plan will separately account for any portion of the Rollover Contribution from the designated Roth account of a plan qualified under Code Section 401(a) that was not includible in income at distribution from such plan as determined without regard to the rollover.

(g)

The Administrator may impose any other reasonable, uniform and nondiscriminatory rules and requirements for Rollover Contributions, including procedures for obtaining certifications as to the tax qualified status of a former employer’s pension, profit sharing or stock bonus plan, obtaining certifications as to the nature, timing and amount of the distribution, and obtaining information from an Employee or Member regarding the monies that may constitute the Rollover Contribution, as it deems necessary and appropriate in order to ensure compliance with the rules and requirements for such contributions under the Code.”

6.      Section 5.2(b)(i) of the Plan is amended by the deletion of such Section in its entirety and the substitution in lieu thereof of a new Section 5.2(b)(i) to read as follows:

“(i)

As of the end of each payroll period, each Member, except a 180 Participant or a 777 Participant, who makes Basic Contributions during the payroll period shall receive a Base Matching Contribution of fifty percent (50%) of the Basic Contributions made during the payroll period as calculated in Section 4.6(a). A Base Matching Contribution for a payroll period that is not equal to a full dollar or a half dollar amount shall be rounded up to the lesser of the next full dollar or half dollar amount.”

7.      Section 5.3 of the Plan is amended by the deletion of such Section in its entirety and the substitution in lieu thereof of a new Section 5.3 to read as follows:

“5.3    Profit Sharing Contributions. A Participating Company may make profit sharing contributions on behalf of certain Bargaining Unit Employees if the applicable collective bargaining agreement, specifically provides for profit sharing contributions. A profit sharing contribution shall be a uniform dollar amount for each Member in a class of Bargaining Unit Employees. The uniform dollar amount and a description of the class of Bargaining Unit Employees to receive the profit sharing contributions and a description of the class of Bargaining Unit Employees shall be set forth in the collective bargaining agreement.”

8.      Section 5.5 of the Plan is amended by the deletion of such Section in its entirety and the substitution in lieu thereof of a new Section 5.5 to read as follows:

“5.5     Qualified Matching Contributions. Each Participating Company may in its discretion, make a Qualified Matching Contribution on behalf of Non-Highly Compensated Employees who make Deferred, Roth Elective or Non-deferred Contributions. Such contribution amount shall be determined by the Participating Company each Plan Year with respect to Members who make Deferred, Roth Elective or Non-deferred Contributions during the Plan Year. Qualified Matching Contributions shall be made either in cash, Company Stock or a combination of the foregoing to the FirstEnergy Common Stock Fund and shall be fully vested when credited to the Member’s subaccount. Qualified Matching Contributions may be used to calculate the Actual Contribution Percentage as set forth in Section 2.2 and to calculate the Actual Deferral Percentage as set forth in Section 2.3. If the Qualified Matching Contribution amount for a Member exceeds one hundred percent (100%) of his or her Deferred, Roth Elective, Deferred Cafeteria Plan and Non-deferred Contributions, then Qualified Nonelective Contributions cannot be taken into account for a Plan Year for a Non-highly Compensated Employee for the Actual Contribution Percentage to the extent such contributions exceed the product of the Non-highly Compensated Employee’s Testing Compensation and the greater of:

(a)	5%, or

(b)	the amount of the Members Deferred, Roth Elective, Deferred Cafeteria Plan and Non-deferred Contributions, and the product of two times the Plan’s “representative matching rate” which rate is the lowest matching rate of any eligible Non-highly Compensated Employee among a group of eligible Non-highly Compensated Employees that consists of half of all eligible Non-highly Compensated Employees in the Plan for the applicable Plan Year who make Deferred, Roth Elective, Deferred Cafeteria Plan or Non-deferred Contributions for the Plan Year or, if greater, the lowest matching rate of all eligible Non-highly Compensated Employees in the Plan who are employed by a Participating Company on the last day of the Plan Year. For purposes of this paragraph, the “matching rate” for a Member generally is the Matching Contributions made for such Member divided by his or her Deferred, Roth Elective, Deferred Cafeteria Plan and Non-deferred Contributions for the Plan Year. If the matching rate is not the same for all levels of such elective deferrals for a Member, the Member’s matching rate is determined assuming that a Member’s elective deferrals are equal to six-percent (6%) of Testing Compensation.”

9.    Section 5.6 of the Plan is amended by the deletion of such Section in its entirety and the substitution in lieu thereof of a new Section 5.6 to read as follows:

“5.6     Qualified Nonelective Contributions. Each Participating Company may, in its discretion, make Qualified Nonelective Contributions to the Plan. Such contribution amount shall be determined by the Participating Company each Plan Year. Qualified Nonelective Contributions shall be made either in cash, Company Stock or a combination of the foregoing to the FirstEnergy Common Stock Fund and shall be fully vested when allocated to the Member’s subaccount. Qualified Nonelective Contributions may be used to calculate the Actual Contribution Percentage as set forth in Section 2.2 and to calculate the Actual Deferral Percentage as set forth in Section 2.3.    The Qualified Nonelective Contributions may be made:

(a)

on behalf of Members who are Non-highly Compensated Employees, and allocated in the ratio which each such Member’s Compensation for the applicable Plan Year bears to the total Compensation of all such Members for such Plan Year and credited to the Member’s Qualified Nonelective Contributions Subaccount. Such contribution shall not exceed the lesser of the amount required to pass the Actual Deferral Percentage and Actual Contribution Percentage tests. Qualified Nonelective Contributions cannot be taken into account for a Plan Year for a Non-highly Compensated Employee for the Actual Contribution Percentage to the extent such contributions exceed the product of the Non-highly Compensated Employee’s Testing Compensation and the greater of:

(i)	5%, or

(ii)	two times the Plan’s “representative contribution rate” which rate is the lowest applicable contribution rate of any eligible Non-highly Compensated Employee among a group of eligible Non-highly Compensated Employees that consists of half of any eligible Non-highly Compensated Employees for the applicable Plan Year or, if greater, the lowest applicable contribution rate of any eligible Non-highly Compensated Employee in the group of all eligible Non-highly Compensated Employees for the Plan Year and who is employed by a Participating Company on the last day of the Plan Year. For purposes of this paragraph, the “applicable contribution rate” for an eligible Non-highly Compensated Employee is the sum of the Qualified Matching Contributions taken into account under this subsection for the eligible Non-highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for the eligible Non-highly Compensated Employee for the Plan year, divided by the eligible Non-highly Compensated Employee’s Testing Compensation for the same period; or

(b)

to facilitate a correction under the Employee Plans Compliance Resolution System or any other correction program of the Internal Revenue Service and shall be allocated to Members in accordance with the correction program.”

10.    Section 5.9 of the Plan is amended by the deletion of such Section in its entirety and the substitution in lieu thereof of a new Section 5.9 to read as follows:

“5.9     Allocation and Use of Forfeitures. Amounts held in a Forfeiture Suspense Account shall be applied in the following order of priority:

(a)

first, to reduce Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions for the Plan Year in which the forfeiture occurs or in the Plan Year following the Plan Year in which the forfeiture occurs;

(b)	next, to pay Plan expenses for the Plan Year following the Plan Year in which the forfeiture occurs; and

(c)

if any forfeitures remain in the Forfeiture Suspense Account after the Plan Year following the Plan Year in which the forfeiture occurs after forfeitures are used to reduce Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions and to pay Plan expenses as provided above, the remaining forfeitures shall be allocated as an additional Matching Contribution to Members employed on the last day of the Plan Year following the Plan Year in which the forfeiture occurred. Such Matching Contribution shall be based on all Basic Contributions made by the Member for the Plan Year for which the additional Matching Contribution is made.”

11.    Subsection (a) of Section 10.2 of the Plan is amended by the deletion of such subsection in its entirety and the substitution in lieu thereof of a new subsection (a) to read as follows:

“(a)	180, and 777 Participants. The interest of a 180 or 777 Participant shall be determined by the terms of the Constituent Plan that covers such a Participant except that any allocation to a Qualified Nonelective Contributions Subaccount or a Qualified Matching Contributions Subaccount of such a Participant shall be fully vested and nonforfeitable when allocated.”

12.    Subsection (a) of Section 12.2 of the Plan is amended by the deletion of such subsection in its entirety and the substitution in lieu thereof of a new subsection (a) to read as follows:

“(a)

Subject to the requirements of Section 12.9, if a Member terminates Service by reason of death, his or her Accounts, or the remaining balance of his or her Accounts if the Member commenced distribution prior to his or her death, shall be distributed in a single sum in accordance with Article 14 within one hundred eighty (180) days following the date an account is established for his or her beneficiary. However, if a beneficiary is the Member’s surviving Spouse, the beneficiary may elect to defer distribution of all or a portion of the Member’s Accounts until distribution is elected by the beneficiary but subject to the minimum distribution requirements of Section 12.7 and Section 12.8 of the Plan. Such a surviving Spouse shall be deemed to have elected to defer distribution if he or she does not elect to receive the distribution or elect to have such distribution paid to an Eligible Retirement Plan. A single sum payment shall be made to all other beneficiaries at the expiration of the 180-day period unless the beneficiary earlier elects to have such distribution paid to an Eligible Retirement Plan.”

13.    Subsection (d) of Section 14.1 of the Plan is amended by the deletion of such subsection in its entirety and the substitution in lieu thereof of a new subsection (d) to read as follows:

“(d)

A beneficiary designation may be changed or revoked by an unmarried Member at any time without the consent of any beneficiary. A designation, change or revocation of beneficiary shall be made in the form and manner prescribed by the Administrator and shall become effective when filed with the Administrator, however, such designation, change or revocation of beneficiary shall not be valid unless the form has been filed with the Administrator prior to the time of your death.”

14.    Section 15.17 of the Plan is amended by the deletion of such subsection in its entirety and the substitution in lieu thereof of a new Section 15.17 to read as follows:

“15.17    Claims Procedure/Claims Review Procedure.

(a)

A “claim” referred to in this Section is a request for a Plan benefit. A “claimant” referred to in this Section is a Participant, Beneficiary or an individual who is designated as an authorized representative of either in accordance with procedures established by the Administrator. A claim shall be made in writing signed by the claimant on the appropriate form prescribed by and in a manner acceptable to the Administrator. The claimant bears the burden of proof to demonstrate that all elements of his or her claim are met. If a claimant is asserting a claim that is not supported by the Plan’s records, the individual may submit additional documentation that he or she believes supports his or her claim. The Administrator will evaluate such additional documentation in considering the claim.

(b)

The Administrator shall process each claim and determine entitlement to benefits within ninety (90) days of its receipt of a written application with respect to such claim. If special circumstances exist, the Administrator may obtain a 90-day extension by providing the claimant written notice of the extension within the initial 90-day period. The extension notice must include an explanation of the special circumstances and the date by which the Administrator expects to render a benefit determination.

(c)

Although Section 11.2 of the Plan provides for a benefit upon the occurrence of a Disability, the availability of such benefit is conditioned on a finding of a Disability by a party other than the Plan as provided in Section 2.23. Accordingly, any claim for a Disability benefit under the Plan shall be administered as any other claim for benefits under this Plan and the special claims procedures for a determination of a disability under Department of Labor Regulation section 2560.503-1 shall not apply.

(d)

If any claim is denied in whole or in part, the claimant shall be given written notice of the denial setting forth the specific reason or reasons for such denial, references to the pertinent Plan provisions on which denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, an explanation of the claim review procedures under the Plan and the time limits applicable to such procedures. In rendering its decision, the Administrator shall have full discretion, power and authority to interpret the Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of the Plan.

(e)

A claimant or his or her authorized representative shall have sixty (60) days after receipt of written notice of denial of a claim to request review of the denial by making written application. Such application shall be made to the Committee. The application must specify any and all reason or reasons the claimant believes the denial should be reversed and should include documents as required in support of the claim. The application shall be considered by the Committee and the claimant or his or her representative may review and copy, free of charge, all documents, records, and other information relevant (as determined in accordance with the Department of Labor regulations) to his or her claim for benefits and may submit issues and comments, in writing. The claimant bears the burden of proof to demonstrate that all elements of his or her claim are met. If a claimant is asserting a claim that is not supported by the Plan’s records, the claimant may submit additional documentation that he or she believes supports his or her claim. The Committee will evaluate such additional documentation in reviewing the claim. The Committee shall review all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. A decision shall be made by the Committee in accordance with the procedures adopted by the Committee. In rendering its decision, the Committee shall have full power, authority and discretion to interpret the Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of the Plan. Such decision shall be in writing and in the case of an adverse benefit determination the claimant will be notified of:

(i)	the specific reason or reasons for the adverse determination and the specific Plan provisions on which the determination was based; and

(ii)

his or her right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as determined in accordance with the Department of Labor regulations) to his or her claim for benefits.”

15.    Subsection (a) of Section 15.18 of the Plan is amended by the deletion of such subsection in its entirety and the substitution in lieu thereof of a new subsection (a) to read as follows:

“15.18    Claims Procedures for Other Claims under ERISA.

“(a)

A “claim” referred to in this Section is a claim against the Company, any affiliate of the Company, the Administrator, the Committee, the Investment Committee, or any individual employed by the Company or an affiliate who is a fiduciary for the Plan including any such individual who performs fiduciary duties of, or for, any named fiduciary of the Plan that: (i) is for breach of a fiduciary duty; (ii) arises under ERISA Section 510; or (iii) is a claim under ERISA other than a claim for benefits under Section 15.17. A “claimant” referred to in this Section is a Participant, beneficiary or an individual who is designated as an authorized representative of either in accordance with procedures established by the Administrator. However, any claim characterized as a claim for a breach of a law, a regulation or a fiduciary duty which is determined by the Administrator, in its sole and absolute discretion and authority, as a claim for benefits, shall be administered under Section 15.17.”

16.    Section 15.23 of the Plan is amended by the deletion of such Section in its entirety and the substitution in lieu thereof of a new Section 15.23 to read as follows:

“15.23    Commencement of Legal Action. Unless the summary plan description for the Plan specifically provides rules that are to be followed and applicable to the filing of civil actions or proceedings that are specifically inconsistent with this Section, a legal, equitable or other action alleging a claim for benefits in connection with the Plan, seeking to enforce or clarify any rights or interests under or related to the Plan or brought under ERISA Section 502 by a person who is, or who claims to be, a participant or beneficiary, and:

(a)

which is against the Plan, a Participating Employer, the Administrator, the Committee, the Investment Committee or any employee or director of a Controlled Group member who is a fiduciary of the Plan including any individual who is a member of the Appeals Committee or Investment Committee;

(b)	may only be commenced,

(i)

after all review procedures and remedies provided by the Plan have been exhausted except that the Plan waives any right to assert a failure to exhaust all procedures and remedies due to the failure of a claimant to make any voluntary appeal available under the Plan; and

(ii)

within the one-year period beginning upon the date the final decision under the Plan has been rendered with respect to all or any portion of the claim by the Administrator, the Committee or the Appeals Committee, except that such period is tolled during the period of any voluntary appeal available under the Plan, and except that, if the claim is for breach of a fiduciary duty, then the legal action must be commenced within the statute of limitations as set forth in ERISA and such period under the statute shall be tolled for the period beginning with the date on which the claimant files a timely claim under the Plan and ending with the date on which the Administrator, the

Committee, or the Appeals Committee notifies the claimant of the final decision under the Plan’s claims procedures; and

(c)	may only be submitted and filed in the United States District Court for the Northern District of Ohio; and

(d)

may not include, consider or adjudicate any theories, arguments, reasons, issues or facts not raised by the claimant during the claim and the appeals proceedings of the Plan and prior to the time the final decision under the Plan has been rendered with respect to all or any portion of the claim by the Administrator, the Committee, or the Appeals Committee and a claimant may not assert, aver, include, present or raise such information, issues, rationale or reasons in the legal, equitable or other action.”

17.    The fourth paragraph in the Foreword of Supplement A, Constituent Plan for Employees Represented by UWUA Local 180, is amended by the deletion of such paragraph in its entirety and the substitution in lieu thereof of a new fourth paragraph to read as follows:

“This document attached to the Plan as Supplement A and the following provisions of the Plan constitute the Constituent Plan document for 180 Participants:

(1)	Article 2 - Definitions;

(2)	Section 4.7 - Rollover Contributions;

(3)	Section 5.5 – Qualified Matching Contributions;

(4)	Section 5.6 – Qualified Nonelective Contributions;

(5)	Section 5.9 - Allocation and Use of Forfeitures;

(6)	Article 6 - Limitations on Contributions;

(7)	Section 8.1 - Investment Funds;

(8)	Section 8.6 - Dividends on Shares of Company Stock;

(9)	Section 11.3 - Withdrawal Because of Immediate and Heavy Financial Need;

(10)	Section 11.6 - Manner of Effecting Withdrawal;

(11)	Section 12.2 - Distributions upon Death;

(12)	Section 12.7 - Minimum Distribution Timing Requirement;

(13)	Section 12.8 - Minimum Distribution Requirements;

(14)	Section 12.15 - Infants or Incompetents Entitled to Payment;

(15)	Article 13 - Loans to Members;

(16)	Article 14 - Designation of Beneficiaries in the Event of Death;

(17)	Article 15 - Administration of the Plan;

(18)	Article 16 - Trustee and Trust Fund;

(19)	Article 17 - Tendering and Voting of Common Stock;

(20)	Article 18 - Amendments and Supplements;

(21)	Article 19 - Termination of the Plan;

(22)	Article 20 - Top-heavy Provisions;

(23)	Article 21 - Participating Companies; and

(24)	Article 22 - General Provisions.

18.    The fourth paragraph in the Foreword of Supplement B, Constituent Plan for Employees Represented by IBEW Local 777, is amended by the deletion of such paragraph in its entirety and the substitution in lieu thereof of a new fourth paragraph to read as follows:

“This document attached to the Plan as Supplement B and the following provisions of the Plan constitute the Constituent Plan document for 777 Participants:

(1)	Article 2 - Definitions;

(2)	Section 4.7 - Rollover Contributions;

(3)	Section 5.5 – Qualified Matching Contributions;

(4)	Section 5.6 – Qualified Nonelective Contributions;

(5)	Section 5.9 - Allocation and Use of Forfeitures;

(6)	Article 6 - Limitations on Contributions;

(7)	Section 8.1 - Investment Funds;

(8)	Section 8.6 - Dividends on Shares of Company Stock;

(9)	Section 11.3 - Withdrawal Because of Immediate and Heavy Financial Need;

(10)	Section 11.6 - Manner of Effecting Withdrawal;

(11)	Section 12.2 - Distributions upon Death;

(12)	Section 12.7 - Minimum Distribution Timing Requirement;

(13)	Section 12.8 - Minimum Distribution Requirements;

(14)	Section 12.15 - Infants or Incompetents Entitled to Payment;

(15)	Article 13 - Loans to Members;

(16)	Article 14 - Designation of Beneficiaries in the Event of Death;

(17)	Article 15 - Administration of the Plan;

(18)	Article 16 - Trustee and Trust Fund;

(19)	Article 17 - Tendering and Voting of Common Stock;

(20)	Article 18 - Amendments and Supplements;

(21)	Article 19 - Termination of the Plan;

(22)	Article 20 - Top-heavy Provisions;

(23)	Article 21 - Participating Companies; and

(24)	Article 22 - General Provisions.

IN WITNESS WHEREOF, FirstEnergy Corp. has caused this Amendment No. 1 to the Plan to be executed by its duly designated officer as of the 8th day of November 2017.

FIRSTENERGY CORP.

By:	/s/ James F. Pearson

25